Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-175101, 333-181986, 333-196542, 333-212098, 333-233141 and 333-258410) of Pacira BioSciences, Inc., of our report dated March 10, 2021 relating to the financial statements of Flexion Therapeutics, Inc., which is incorporated by reference in this Current Report on Form 8-K/A.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 7, 2022